EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Signs Definitive Agreement to Acquire Battle Mountain Gold-Copper Property Interests

Coeur d’Alene, Idaho – May 24, 2018 – Timberline Resources Corporation (OTCQB: TLR; TSX-V: TBR) (“Timberline” or the “Company”) announced today that it has signed a definitive purchase and sale agreement (the “Agreement”) to acquire ownership interests in two Nevada gold-copper mineral properties located in the world-class Battle Mountain mining district (the “Properties”) from Americas Gold Exploration, Inc. (“AGEI”).

The acquisition includes the right to earn into existing joint venture agreements with McEwen Mining Inc. (“McEwen”) at the Elder Creek Project, and with Lac Minerals (USA) LLC, a wholly owned subsidiary of Barrick Gold Corporation (“LAC”) at the Paiute Project.  The transaction consideration consists of ten million shares of the Company’s common stock and five million non-transferrable share purchase warrants, with each warrant exercisable to acquire one share of the Company’s common stock for US$0.24 for a period of three years. In addition, the Company shall deliver to AGEI, subject to any required regulatory approval, an additional 5,000,000 common stock purchase warrants with the same terms and in the same form as the Consideration Warrants if and when the earlier of the following occurs: (i) Timberline enters into an arrangement with a funding partner for the advancement of the Elder Creek Joint Venture, or (ii) Timberline has met the 2018 work commitment of $500,000.

Upon closing the acquisition of these property interests, Timberline will become the operator and manager of both of these joint ventures.  In addition, Mr. Don McDowell will become a Vice President of Timberline, and AGEI will have the right to appoint two new directors to Timberline’s Board of Directors.

The Elder Creek Project covers a claim group of approximately fourteen square miles with two large porphyry exploration targets, characterized as separate gold-copper-molybdenum and copper-molybdenum-silver anomalies identified in bedrock and soils.  Compilation of extensive data generated by AGEI, under a previous agreement with McEwen, indicates that the project contains geologic, geophysical, and geochemical signatures similar to those in many large copper-gold porphyry deposits both in the Battle Mountain district and globally. The primary target area extends over five square miles and has a central core  that is approximately one mile in diameter which has never been drill tested.  The adjacent, second target extends across four square miles and has a central target area covering one and a half square miles, which has had very limited historical drilling with most of the system untested.

The Paiute project represents a five square kilometer property package with a gold-silver target and a copper-gold porphyry target immediately southeast and adjacent to Elder Creek and two and a half kilometers west of Newmont’s Copper Basin copper-gold porphyry deposit.  The property includes a structural zone that is approximately 2,500 meters long by 500 meters wide with multiple untested high grade gold targets based on both recent and historic prospecting and rock and soil geochemical sampling.  The property also contains a core area with potential for discovery of porphyry copper-gold mineralization similar to Newmont’s Copper Basin deposit.  Surface sampling and drill testing is planned for the upcoming field season with full drilling permits in place.  AGEI currently owns 73.7% of the joint venture interest and is the project operator.  Upon closing this transaction, Timberline will assume AGEI’s ownership in the Paiute joint venture and will be the project operator.

Initial field work has been completed on the Elder Creek and Paiute projects, including additional rock sampling to support the Company’s on-going review of an extensive, historic database on each project.

At the Company’s Eureka project, field work is also in progress with a focus on development of new targets to complement the Company’s existing NI 43-101 gold resource estimate.  Samples have been submitted to ALS Chemex, with assay results anticipated in the very near future.

Timberline’s President and CEO, Steve Osterberg, commented, “After spending significant field time at Elder Creek and Paiute, the potential of these projects is very clear for discovery of large, high-grade structural gold deposits like the nearby Lonetree Mine, and copper-gold porphyry deposits of the well-mineralized, world class Battle Mountain district.  We look forward to integrating AGEI’s assets and team in advancing these projects along with our existing Eureka gold project, which is located farther south in the Battle Mountain-Eureka gold trend.

The Elder Creek joint venture agreement with McEwen includes the right to earn an initial 51% ownership of the project by:

•

Paying $100,000 to McEwen;

•

Completing at least $250,000 worth of expenditures, as defined in the joint venture agreement, on the property, including exploration expenditures and property holding costs, one or before June 30, 2018;

•

Completing a minimum of 14,000 feet of drilling prior to April 17, 2021;

•

Incurring total expenditures on the property of $2.5 million on or before December 31, 2021, with annual expenditure requirements in the interim years, including $500,000 in 2018.

In order to earn an additional 14% ownership interest in the Elder Creek property joint venture, giving the Company a 65% interest, Timberline must incur an additional $2.5 million in property expenditures by December 31, 2023, with at least $1.0 million of that being incurred by December 31, 2022.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its 23 square-mile Eureka property, comprised of the Lookout Mountain, Windfall, and Oswego projects which lie along three separate structural stratigraphic trends defined by distinct geochemical gold anomalies; and as operator of two joint venture projects - the Paiute project joint venture with a subsidiary of Barrick Gold, and the Elder Creek project joint venture with McEwen Mining.  All of these properties lie on the prolific Battle Mountain-Eureka gold trend.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state's highest grade, former producers.   Timberline has increased its owned and controlled mineral rights in Nevada to over 43 square miles (24,500 acres).  Detailed maps and NI 43-101 compliant estimated resource information for the Eureka property may be viewed at http://timberline-resources.com/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Steven Osterberg, Ph.D., P.G., Timberline’s President and Chief Executive Officer, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release.

2 | TIMBERLINE RESOURCES

Cautionary note to U.S. investors concerning estimates of resources: This press release may use the terms “resources”, "measured resources", "indicated resources", “inferred resources” and "measured & indicated resources." We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding acquiring ownership of two Nevada mineral properties in the Battle Mountain mining district, rights to be included in the potential acquisition, possible issuance of conditional warrants, agreeing with a partner to fund the Elder Creek joint venture, meeting the 2018 work commitment at Elder Creek, joint venture agreements with McEwen Mining and Lac Minerals, a subsidiary of Barrick Gold, type, terms and amount of consideration for the transaction, the timing for the closing of the transaction, Timberline becoming the operator and manager of the joint ventures, addition of a Vice President, the right of AGEI to appoint two directors to Timberline’s Board of Directors, similarities of geologic signatures of the Elder Creek property to large porphyry deposits, size of the central core, interest from major mining companies in the development of Elder Creek, potential for discovery of porphyry copper-gold mineralization similar to the Copper Basin deposit, surface sampling and drill testing for the upcoming field season at Paiute, potential for discovery of major deposits of gold and copper, improvement of shareholder value, facilitation of access to capital, potential financing opportunities, including equity offerings and strategic partnerships, integration of AEGI’s assets and team, earning an interest in the Elder Creek JV, future expenditures to earn the interest in the Elder Creek JV, focus on advancing the Windfall and Lookout Mountain projects at the Eureka property, the advancement of projects, exploration potential, and the size of Timberline’s consolidated owned and controlled mineral rights in Nevada.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business and other factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2017.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

3 | TIMBERLINE RESOURCES